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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 25, 2000

                           SECOND BANCORP INCORPORATED
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             (Exact name of registrant as specified in its charter)

Ohio                              0-15624                             34-1547453
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(State of incorporation)         (Commission                 (IRS Employer
                                  File Number)               Identification No.)

108 Main Avenue S.W., Warren, Ohio                                   44482-1311
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: 330-841-0123


ITEM 5. OTHER EVENTS

On May 23, 2000, the Company issued the following press release:


                              SECOND BANCORP ELECTS
                        FINANCIAL HOLDING COMPANY STATUS


WARREN, OHIO, MAY 23, 2000--SECOND BANCORP INCORPORATED (NASDAQ "SECD") announced it has elected to become a financial holding company under provisions of the Financial Services Modernization Act enacted by Congress late last year. Second Bancorp's notice of election filed with the Federal Reserve Bank of Cleveland became effective May 19, 2000. Financial holding company status is limited to bank holding companies with banking subsidiaries certified to be well managed, well capitalized and in compliance with appropriate provisions of the Community Reinvestment Act. President and Chief Executive Officer Rick L. Blossom stated, "Second Bancorp's conversion from a bank holding company to a financial holding company positions us to take advantage of expanded operating authorities and expedited regulatory treatment under the Act. We continue in our commitment to aggressively, yet prudently, grow the value of our franchise and believe Congress's actions represent a significant opportunity for us."


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Second Bancorp is a $1.6 billion financial holding company providing a full range of commercial and consumer banking, trust, insurance and investment products and services to communities in a nine county area of Northeastern and East-Central Ohio through subsidiary Second National Bank's 36 office network.

ADDITIONAL INFORMATION ABOUT SECOND BANCORP CAN BE FOUND ON THE WORLD WIDE WEB AT WWW.PRNEWSWIRE.COM. INFORMATION ABOUT PRODUCTS AND SERVICES OFFERED BY SECOND NATIONAL BANK CAN ALSO BE ACCESSED AT WWW.SECONDNATIONALBANK.COM.

CONTACT: Christopher Stanitz, Executive Vice President and Secretary, phone 330-841-0234 or fax 330-841-0489.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Second Bancorp Incorporated


Date: May 25, 2000                               /s/ David L. Kellerman
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                                                 David L. Kellerman, Treasurer












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